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                                                                    EXHIBIT 10.4

                                                             [Execution Version]

                             NINETEENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


       THIS NINETEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of December 18, 2001, is entered into by and among CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), HANOVER DIRECT PENNSYLVANIA, INC., a Pennsylvania corporation ("HDPI"), BRAWN OF CALIFORNIA, INC., a California corporation ("Brawn"), GUMP'S BY MAIL, INC., a Delaware corporation ("GBM"), GUMP'S CORP., a California corporation ("Gump's"), LWI HOLDINGS, INC., a Delaware corporation ("LWI"), HANOVER DIRECT VIRGINIA INC., a Delaware corporation ("HDV"), HANOVER REALTY, INC., a Virginia corporation ("Hanover Realty"), THE COMPANY STORE FACTORY, INC., a Delaware corporation ("TCS Factory"), THE COMPANY OFFICE, INC., a Delaware corporation ("TCS Office"), TWEEDS, LLC, a Delaware limited liability company ("Tweeds LLC"), SILHOUETTES, LLC, a Delaware limited liability company ("Silhouettes LLC"), HANOVER COMPANY STORE, LLC, a Delaware limited liability company ("HCS LLC"), DOMESTICATIONS, LLC, a Delaware limited liability company ("Domestications LLC") and KEYSTONE INTERNET SERVICES, INC., a Delaware corporation ("Keystone Internet"; and together with HDPI, Brawn, GBM, Gump's, LWI, HDV, Hanover Realty, TCS Factory, TCS Office, Tweeds LLC, Silhouettes, HCS LLC and Domestications, each individually referred to herein as a "Borrower" and collectively, as "Borrowers"), and HANOVER DIRECT, INC., a Delaware corporation, ("Hanover"), AMERICAN DOWN & TEXTILE COMPANY, a Wisconsin corporation ("American Down"), D.M. ADVERTISING, INC., a New Jersey corporation ("DM Advertising"), SCANDIA DOWN CORPORATION, a Delaware corporation ("Scandia"), KEYSTONE LIQUIDATIONS, INC., a Delaware corporation, formerly known as Tweeds of Vermont, Inc., HANOVER HOME FASHIONS GROUP, LLC, a Delaware limited liability company ("HHFG LLC"), KITCHEN & HOME, LLC, a Delaware limited liability company ("Kitchen & Home, LLC"), DOMESTICATIONS KITCHEN & GARDEN, LLC, a Delaware limited liability company ("Domestications K&G, LLC"), ENCORE CATALOG, LLC, a Delaware limited liability company ("Encore LLC"), CLEARANCE WORLD OUTLETS, LLC, a Delaware limited liability company ("Clearance World"), SCANDIA DOWN, LLC, a Delaware limited liability company ("Scandia Down, LLC"), ERIZON, INC., a Delaware corporation ("erizon, inc."), HANOVER BRANDS, INC., a Delaware corporation ("Hanover Brands"), ERIZON.COM, INC., a Delaware corporation ("erizon.com"), LACROSSE FULFILLMENT, LLC, a Delaware limited liability company ("LaCrosse, LLC") and SAN DIEGO TELEMARKETING, LLC, a Delaware limited liability company ("San Diego LLC"; each individually a "Guarantor" and collectively "Guarantor").



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                              W I T N E S S E T H:

       WHEREAS, Borrowers, Guarantors and Lender are parties to the Loan and Security Agreement, dated November 14, 1995, as amended by First Amendment to Loan and Security Agreement, dated February 22, 1996, Second Amendment to Loan and Security Agreement, dated April 16, 1996, Third Amendment to Loan and Security Agreement, dated May 24, 1996, Fourth Amendment to Loan and Security Agreement, dated May 31, 1996, Fifth Amendment to Loan and Security Agreement, dated September 11, 1996, Sixth Amendment to Loan and Security Agreement, dated as of December 5, 1996, Seventh Amendment to Loan and Security Agreement, dated as of December 18, 1996, Eighth Amendment to Loan and Security Agreement, dated as of March 26, 1997, Ninth Amendment to Loan and Security Agreement, dated as of April 18, 1997, Tenth Amendment to Loan and Security Agreement, dated as of October 31, 1997, Eleventh Amendment to Loan and Security Agreement, dated as of March 25, 1998, Twelfth Amendment to Loan and Security Agreement, dated as of September 30, 1998, Thirteenth Amendment to Loan and Security Agreement, dated as of September 30, 1998, Fourteenth Amendment to Loan and Security Agreement, dated as of February 28, 2000, Fifteenth Amendment to Loan and Security Agreement, dated as of March 24, 2000, Sixteenth Amendment to Loan and Security Agreement, dated as of August 8, 2000, Seventeenth Amendment to Loan and Security Agreement, dated as of January 5, 2001, and Eighteenth Amendment to Loan and Security Agreement (the "Eighteenth Amendment to Loan Agreement"), dated as of November 12, 2001 (as so amended, the "Loan Agreement"), pursuant to which Lender has made loans and advances to Borrowers; and

       WHEREAS, Borrowers and Guarantors and Lender have agreed that Hanover may, subject to the terms and conditions contained herein, repurchase, redeem or retire approximately 1,400,000 shares of its Series A Participating Preferred Stock and approximately 74,098,769 shares of its Common Stock from Richemont in consideration of the issuance by Hanover of approximately 1,622,111 shares of its Series B Participating Preferred Stock to Richemont, Lender may implement the Asset Sale Lending Adjustments (as hereinafter defined) in respect of the amounts that may be made available to Borrowers under the Revolving Loan Formulas upon the consummation of Asset Sales (as hereinafter defined) as set forth herein, and after Lender has implemented all Asset Sale Lending Adjustments, Hanover may, subject to the terms and conditions contained herein, repurchase, redeem or retire shares of its Series B Participating Preferred Stock owned by Richemont using a portion of the Net Proceeds (as hereinafter defined) from any Asset Sales consummated after the implementation of all Asset Sale Lending Adjustments;

       WHEREAS, the parties to the Loan Agreement desire to enter into this Nineteenth Amendment to Loan and Security Agreement (this "Amendment") to evidence and effectuate such consents, amendments and agreements, and certain other amendments to the Financing Agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein;

       NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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     1.    Definitions.

         (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

             (i) "Asset Sale" shall mean, as to Gump's, GBM, Brawn, San Diego LLC, Silhouettes LLC, American Down, Scandia, Scandia Down LLC and Hanover Brands, any sale, conveyance or other disposition (including, without limitation, any sale or other disposition of Capital Stock of Gump's, GBM, Brawn, San Diego LLC, Silhouettes LLC, American Down, Scandia or Scandia Down LLC or disposition by way of merger or consolidation) of the Gump's Main Store Assets, the GBM Catalog Assets, the International Male Catalog Assets, the San Diego Telemarketing Center Assets, the Silhouettes Catalog Assets, the Scandia Down Assets, and the General Intangibles related to the Gump's Main Store Assets, the GBM Catalog Assets, the International Male Catalog Assets, the San Diego Telemarketing Center Assets, the Silhouettes Catalog Assets and the Scandia Down Assets, except in each case, for transactions in the ordinary course of business consistent with past practices previously disclosed to Lender.

             (ii) "Asset Sale Lending Adjustments" shall mean the reductions in the amount of Revolving Loans available to Revolving Loan Borrowers by applying the Net Proceeds to repay any outstanding Obligations of Borrowers or Guarantors at the time of an Asset Sale pursuant to Section 4(a) hereof and then effectively reducing the amount of Revolving Loans that would have otherwise been available to Revolving Loan Borrowers by such amount of Net Proceeds so applied pursuant to the adjustments to the Inventory Loan Formulas as provided in Section 5 hereof, the adjustments to the Accounts Loan Formulas provided for in Section 6 hereof, the establishment of the Asset Sale Reserves as provided by
Section 7 hereof and the establishment of the Special Asset Sale Reserve as provided by Section 8 hereof.

             (iii) "Asset Sale Reserve" shall have the meaning given in Section 7 hereof.

             (iv) "Certificate of Designation of the Series B Preferred Stock" shall mean the Certificate of the Designations, Powers, Preferences and Rights of Series B Participating Preferred Stock of Hanover Direct, Inc. to be filed with the Delaware Secretary of State in connection with the Series B Participating Preferred Offering, as the same will exist on the execution and delivery date thereof or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (v) "GBM Catalog Assets" shall mean all of the assets and properties of GBM and the General Intangibles of Hanover Brands, in each case, that are primarily related to or primarily used in connection with or arise from the sale of merchandise or services through the "Gump's By Mail" mail order catalog business, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.


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             (vi) "Gump's Main Store Assets" shall mean all of the assets and properties of Gump's and the General Intangibles of Hanover Brands, in each case, that are primarily related to or primarily used in connection with or arise from the retail business and operations of the Gump's Main Store, including, without limitation, all Accounts, Inventory, and other General Intangibles so related, used or sold.

             (vii) "International Male Catalog Assets" shall mean all of the assets and properties of Brawn and the General Intangibles of Hanover Brands, in each case, that are primarily related to or primarily used in connection with or arise from the sale of merchandise or services through the "International Male" mail order catalog business, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.

             (viii)"Net Proceeds" shall mean the aggregate cash proceeds received by any of Borrowers or Guarantors in respect of any Asset Sale, less the amount of any sales or transfer taxes and other direct expenses of such Borrowers or Guarantors relating to such Asset Sale.

             (ix) "Scandia Down Assets" shall mean all of the assets and properties of Scandia Down LLC, Scandia and American Down and the General Intangibles of Hanover Brands, in each case, that are primarily related to or primarily used in connection with or arise from the sale of merchandise or services through license arrangements with retail stores and through the Scandia Down mail order catalog business, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.

             (x) "Series B Participating Preferred Agreements" shall mean, collectively (as the same will exist on the execution and delivery date thereof and as may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced): the Certificate of Designation for the Series B Participating Preferred Stock, the Series B Participating Preferred Purchase Agreement between Richemont and Hanover, and all related agreements, documents and instruments to be executed, delivered or filed in connection with, or otherwise evidencing, the Series B Participating Preferred Offering.

             (xi) "Series B Participating Preferred Offering" shall mean the proposed repurchase, redemption or retirement of approximately 1,400,000 shares of its Series A Participating Preferred Stock and approximately 74,098,769 shares of its Common Stock from Richemont in consideration of the issuance by Hanover to Richemont of approximately 1,622,111 shares of Series B Participating Preferred Stock of Hanover in accordance with the terms and conditions of the Series B Participating Preferred Agreements.

             (xii) "Series B Participating Preferred Purchase Agreement" shall mean the Agreement, to be dated as of the effective date of the Series B Participating Preferred Offering, between Richemont and Hanover, as the same will exist on the execution and delivery date thereof or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


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             (xiii)"Special Asset Sale Reserve" shall have the meaning given in
Section 8 hereof.

         (b) Amendments to Definitions.

             (i) Net Orderly Liquidation Value. Effective the first time that Lender implements an Asset Sale Lending Adjustment pursuant to Section 5 of this Amendment, all references to the term "Net Orderly Liquidation Value" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, (A) as to Eligible Inventory other than Gump's Eligible Inventory or TCS Eligible Inventory consisting of raw materials, an amount equal to eighty (80%) percent of the gross proceeds that could be realized in cash if such Inventory were sold within a six (6) to nine (9) month period in an orderly liquidation sale, and (B) as to TCS Eligible Inventory consisting of raw materials, an amount equal to seventy (70%) percent of the gross proceeds that could be realized in cash if such Inventory were sold within a six (6) to nine (9) month period in an orderly liquidation sale minus, in each case under clauses (A) and (B), the estimated costs, expenses, fees, including reasonable attorneys fees, taxes and other charges which would be incurred in connection with such sales, and estimated returns, all as set forth in, or calculated using, the most recent Appraisal.

             (ii) Net GOB Value. Effective the first time that Lender implements an Asset Sale Lending Adjustment pursuant to Section 5 of this Amendment, all references to the term "Net GOB Value" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to Gump's Eligible Inventory, an amount equal to eighty percent (80%) of the gross proceeds that could be realized in cash if such Inventory were sold within a ninety (90) day period in a going out of business liquidation sale, as set forth or calculated in the most recent Appraisal, minus the estimated costs, expenses, fees, including reasonable attorneys fees, taxes and other charges which would be incurred in connection with such sale, and estimated returns, all as set forth in, or calculated using, the most recent Appraisal.

             (iii) San Diego Telemarketing Center Assets. All references to the term "San Diego Telemarketing Center Assets" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean (A) all of the fixed assets of San Diego LLC primarily related to or primarily used in connection with the business and operations of the telemarketing and call center located at 741 "F" Street, San Diego, California and (B) the lease by Brawn of the premises located at 741 "F" Street, San Diego, California.

             (iv) Silhouettes Catalog Assets. All references to the term "Silhouettes Catalog Assets" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean all of the assets and properties of Silhouettes LLC and the General Intangibles of Hanover Brands, in each case, that are primarily related to or primarily used in connection with or arise from the sale of merchandise or services through the "Silhouettes" mail order catalog business, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.


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         (c) Interpretation. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.

     2.    Series B Participating Preferred Offering.

         (a) Lender hereby, subject to the terms and conditions contained in this Amendment, consents to the redemption by Hanover of its Series A Participating Preferred Stock held by Richemont in consideration of the issuance by Hanover to Richemont of the Series B Participating Preferred Stock of Hanover pursuant to the Series B Participating Preferred Offering, so long as each of the following conditions shall have been satisfied as determined by Lender:

             (i) the terms and conditions of the Series B Participating Preferred Offering shall be satisfactory to Lender and all the Series B Participating Preferred Agreements shall be in form and substance satisfactory to Lender;

             (ii) Lender shall have received, in form and substance satisfactory to Lender, true, correct and complete photocopies of all of the Series B Participating Preferred Agreements;

             (iii) Neither the execution and delivery of the Series B Participating Preferred Agreements or any other agreements, documents or instruments in connection therewith, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof shall violate any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

             (iv) Lender shall have received, in form and substance satisfactory to Lender Secretary's or Assistant Secretary's Certificates of Directors' Resolutions evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Hanover with respect to the Series B Participating Preferred Offering and the Series B Participating Preferred Offering Agreements and the opinion of counsel to Hanover delivered to Richemont with respect to the Series B Participating Preferred Offering and the Series B Participating Preferred Offering Agreements, upon which Lender shall be expressly permitted to rely;

             (v) each of Borrowers and Guarantors shall have delivered, or have caused to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of the Series B Participating Preferred Offering, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form reasonably acceptable to Lender;


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             (vi) as of the date of the closing of Series B Participating
Preferred Offering and after giving effect thereto, no Event of Default or Incipient Default shall exist or have occurred and be continuing; and

             (vii) the closing of Series B Participating Preferred Offering shall have occurred on or before December 31, 2001, or such later date as Lender may agree to in writing.

         (b) Effective on the effective date Lender determines that conditions set forth in Section 2(a) hereof have been satisfied, Borrowers and Guarantors hereby acknowledge, confirm and agree that, notwithstanding anything to the contrary that may be contained in Sections 6.3, 6.5 and 6.6 of the Loan Agreement or in any other provisions of the Loan Agreement or in any of the other Financing Agreements, or in any of the Series B Participating Preferred Agreements, without the prior written consent of Lender, Borrowers and Guarantors shall not, and shall not permit any of their Subsidiaries, directly or indirectly, to make any loans, advances, dividends, redemptions or other payments in respect of the Capital Stock of Hanover consisting of the Series B Participating Preferred Stock, whether in cash, property or otherwise; provided, that,

             (i) Hanover may, on the effective date that Lender determines the conditions set forth in Section 2(a) hereof have been satisfied, make a one time payment for transaction fees and expenses in the amount of $1,000,000 to Richemont in accordance with Section 2(b) of the Series B Participating Preferred Purchase Agreement.

             (ii) Hanover may make dividend payments in Capital Stock, but not cash, to the holders of the Series B Participating Preferred Stock, so long as each of the following conditions shall have been satisfied as determined by
Lender:

                   (A) the declaration and payment of such dividends (1) shall not violate any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental authority, (2) shall not conflict with or result in the breach of, or constitute a default under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or (3) shall not violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor; and

                   (B) as of the date of the declaration and payment of such dividends and after giving effect thereto, no Event of Default or Incipient Default shall exist or have occurred and be continuing.

             (iii) Hanover may, subject to the terms and conditions contained herein, repurchase, redeem or retire in cash, Capital Stock consisting of the Series B Participating Preferred Stock, so long as each of the following conditions shall have been satisfied as determined by Lender:

                   (A) Lender shall have received at least thirty (30) days' prior written notice of the intention of Hanover to repurchase, redeem or retire any of the Series B Participating Preferred Stock, which notice shall set forth the proposed number of shares


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Hanover intends to repurchase, redeem or retire, the price per share, the aggregate purchase price of such shares and such other information related thereto that Lender may reasonably request;

                   (B) no such repurchases, redemptions or retirements of Series B Participating Preferred Stock shall be permitted until all of the Asset Sale Lending Adjustments have been implemented by Lender;

                   (C) Excess Availability of Borrowers for each of the immediately preceding thirty (30) days before any such repurchase, redemption or retirement shall have been not less than $10,000,000 and on the date of any such repurchase, redemption or retirement and after giving effect thereto, Excess Availability of Borrowers shall be not less than $10,000,000;

                   (D) Borrowers and Guarantors shall furnish to Lender, upon Lender's request, any agreements, documents or instruments evidencing or relating to any such repurchases, redemptions or retirements of Series B Participating Preferred Stock;

                   (E) any such repurchase, redemption or retirement of Series B Participating Preferred Stock shall be paid using only Net Proceeds of Asset Sales and not any other funds of Borrower or Guarantor and shall be paid with legally available funds therefor;

                   (F) the aggregate amount of all repurchases, redemptions and retirements of such Capital Stock shall not exceed the amount of the Net Proceeds derived from the Asset Sales after application of the Net Proceeds as provided in Section 4 hereof and the implementation of all Asset Sale Lending Adjustments by Lender;

                   (G) any such repurchase, redemption or retirement (1) shall not violate any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental authority, (2) shall not conflict with or result in the breach of, or constitute a default under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or (3) shall not violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor; and

                   (H) as of the date of any such repurchase, redemption or retirement of such Capital Stock and after giving effect thereto, no Event of Default or Incipient Default shall exist or have occurred and be continuing.

             (iv) Borrowers, Hanover and the other Guarantors shall not amend, modify or supplement any of the Series B Participating Preferred Agreements without the prior written consent of Lender.

     3.    Asset Sales. Notwithstanding anything to the contrary contained in
Section 6.9 of the Loan Agreement, Gump's, GBM, Brawn, San Diego LLC, Silhouettes LLC, Scandia, American Down, Scandia Down LLC and Hanover Brands may consummate an Asset Sale, so long as each of the following conditions shall have been satisfied as determined by Lender as to any such Asset Sale:


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         (a) Lender shall have received not less than fifteen (15) days' prior written notice of the intention of such Borrower or Guarantor to enter into a letter of intent in respect of an Asset Sale, which letter of intent shall expressly provide that the closing of any such Asset Sale shall be conditioned upon the prior written consent of Lender, and which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such Asset Sale, the assets and related assets to be sold, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, and not less than thirty (30) days' prior written notice of the date of the closing of any such Asset Sale;

         (b) any such Asset Sale shall be on terms and conditions satisfactory to Lender, and all agreements, documents and instruments related to such Asset Sale shall be in form and substance satisfactory to Lender;

         (c) the Net Proceeds of any such Asset Sale shall be paid directly to Lender and shall be applied as provided in Section 4 hereof;

         (d) to the extent that Lender in good faith determines any amendments, modifications or changes may be necessary to any of the Financing Agreements in connection with Lender's consent to any such Asset Sale or with Lender's implementation of an Asset Sale Lending Adjustment, including, without limitation, the right of Lender to adjust any of the financial covenants as Lender in good faith deems necessary to take into account the effect of such Asset Sale, Borrowers and Guarantors shall execute and deliver to Lender on or before the consummation of any such Asset Sale or the implementation of an Asset Sale Lending Adjustment, such amendments to the Loan Agreement or any of the other Financing Agreements as Lender may in good faith request; and

         (e) as of the date of such Asset Sale and after giving effect thereto, no Incipient Default or Event of Default shall exist or have occurred and be continuing.

     4.    Application of Proceeds.

         (a) Upon receipt of the Net Proceeds of any Asset Sale, Lender shall prior to an Event of Default that has occurred and is continuing apply such Net Proceeds as follows:

             (i) first, to pay the Obligations of the Borrower or Guarantor whose assets are being sold pursuant to such Asset Sale in the amount equal to the amount of the Obligations consisting of Revolving Loans then outstanding of such Borrower or Guarantor and to hold as cash collateral for the Obligations of such Borrower or Guarantor an amount equal to one hundred and ten percent (110%) (or such greater amount in accordance with Lender's policies and practices) of the Letter of Credit Accommodations then outstanding of such Borrower or Guarantor;

             (ii) second, to pay the Obligations of Borrowers and Guarantors in such order and manner as Lender may determine in its sole discretion to give effect to any Asset Sale Lending Adjustment; and


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             (iii) third, after all Asset Sale Lending Adjustments have been implemented by Lender, to pay the Obligations of Borrowers and Guarantors in such order and manner as Lender may determine in its sole discretion (other than a prepayment of any of the Term Loans), and immediately thereafter, the full remaining amount of such proceeds after application pursuant to clauses (i) and
(ii) of this Section 4(a) shall be credited on a dollar for dollar basis to the loan account(s) of Revolving Loan Borrowers for purposes of determining the amount of Revolving Loans that may be made available to Revolving Loan Borrowers in accordance with the terms and conditions of the Loan Agreement to then be used, subject to the conditions set forth in Section 2 hereof and in the Loan Agreement and the other Financing Agreements, for the purpose of repurchasing, redeeming or retiring shares of the Series B Participating Preferred Stock held by Richemont to the extent that Hanover may be required to repurchase, redeem or retire such shares in accordance with the terms and conditions of the Series B Participating Preferred Agreements as in effect on the date of execution and delivery thereof.

         (b) After an Event of Default that has occurred and is continuing, Lender may apply Net Proceeds of any Asset Sales to any of the Obligations of Borrowers and Guarantors in whatever order and manner Lender may in its discretion determine.

     5.    Asset Sale Lending Adjustments to Revolving Inventory Loans.

         (a) Effective on the effective date of an Asset Sale, Lender may pursuant to Section 4(a) hereof apply a portion of the Net Proceeds from such Asset Sale to repay Obligations of Borrowers and Guarantors consisting of Revolving Inventory Loans. Lender may thereafter in its discretion reduce the amounts available under the Inventory Loan Formulas by an amount equal to all or a portion of the Net Proceeds of such Asset Sale applied to repay the Obligations of Borrowers and Guarantors as provided in Section 4(a) hereof as determined by Lender in its sole discretion.

         (b) In addition to and not in limitation of Lender's rights in Section 5(a) hereof, Lender may implement a reduction in the Inventory Loan Formulas by first determining the amount of Revolving Inventory Loans that would be available to Revolving Loan Borrowers at the time of such Asset Sale and then reducing the amount of such Revolving Inventory Loans by the amount of the Net Proceeds that Lender applies to repay a portion of the outstanding amount of Obligations pursuant to Section 4(a) hereof (such amount, the "Reduced Amount of Revolving Inventory Loans"). Lender will then determine what the advance rates under the Inventory Loan Formulas would be by taking into account the amendment to the Net Orderly Liquidation Value and the Net GOB Value in order to yield the Reduced Amount of Revolving Inventory Loans. The then existing advance rates with respect to Revolving Inventory Loans pursuant to Section 2.1(b) of the Loan Agreement will be reduced to such advance rates that will yield such Reduced Amount of Revolving Inventory Loans; provided, that, such Inventory Loan Formulas shall not be reduced such that the advance rates would be lower than the rates set forth in Section 5(c) hereof.

         (c) Lender may implement Asset Sale Lending Adjustments in respect of the Inventory Loan Formulas until the advance rates are reduced to the advance rates set forth below


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and at such time Section 2.1(b) of the Loan Agreement will be amended and replaced with the following:

         "(b) Revolving Inventory Loans. Subject to, and upon the terms and conditions contained herein and in the other Financing Agreements, Lender shall, from time to time, make Revolving Inventory Loans:

              (i) to each Revolving Loan Borrower, other than Gump's, and other than TCS with respect to TCS Eligible Inventory consisting of raw materials, at such Revolving Loan Borrower's request, of up to the lesser of (A) fifty-four percent (54%) of the Value of the Eligible Inventory of such Revolving Loan Borrower or (B) the Net OLV Percentage of the Value of such Eligible Inventory;

              (ii) to Gump's, at its request, of up to the lesser of (A) thirty-eight percent (38%) of the Value of Eligible Inventory of Gump's or
      (B) the Net GOB Percentage of the Value of Eligible Inventory of Gump's;
      and

              (iii) to TCS, at its request, of up to the lesser of (A) thirty percent (30%) of the Value of TCS Eligible Inventory consisting of raw materials or (B) the Net OLV Percentage of the Value of such Eligible Inventory; or,

              (iv) in the case of each of clauses (b)(i), (b)(ii), and (b)(iii) of this Section 2.1(b), such greater or lesser percentages thereof as Lender shall, in its sole discretion, determine from time to time (the "Inventory Loan Formulas"). Without limiting the foregoing, the fifty-four (54%) percent lending formula component referred to in clause
       (b)(i)(A), the thirty-eight (38%) percent lending formula component referred to in clause (b)(ii)(A), and the thirty percent (30%) lending formula component referred to in clause (b)(iii)(A) may be adjusted downward by Lender based upon any adverse change, individually or in the aggregate, in the turnover of Eligible Inventory or deterioration in mix, nature or quality of Eligible Inventory in the respective categories of Eligible Inventory, and any such downward adjustment made for such reason(s) (or on the basis of the lending formula component(s) set forth in clauses (b)(i)(B), (b)(ii)(B), or (b)(iii)(B) above) shall not be considered solely discretionary for purposes of the provision contained in the definition of Interest Rate and Section 2.7(c) hereof."

         (d) If sufficient Net Proceeds are available upon the consummation of an Asset Sale to effect the adjustments to the Inventory Loan Formulas provided for in the amendments to the definitions of "Net Orderly Liquidation Value" provided for in Section 1(b)(ii) hereof and "Net GOB Value" provided for in
Section 1(b)(iii) hereof, then the first time that Lender implements an Asset Sale Lending Formula Adjustment provided for in Section 5(a) hereof, the amendments to those definitions shall be deemed to have occurred and be in full force and effect.

         (e) Nothing contained in this Amendment shall in any way limit or affect Lender's rights or remedies to adjust the Inventory Loan Formulas for any reason, other than in connection with an Asset Sale Lending Adjustment to the extent provided in Sections 5(a) and (b) hereof, or limit or affect Lender's rights or remedies upon an Event of Default or Incipient Default.

     6.    Asset Sale Lending Adjustments to Revolving Accounts Loans.

         (a) Effective on the date of an Asset Sale, Lender may pursuant to
Section 4(a) hereof apply a portion of the Net Proceeds from such Asset Sale to repay Obligations of Borrowers and Guarantors consisting of Revolving Accounts Loans made against the Net Amount of Eligible Fulfillment Contract Receivables. Lender may thereafter in its discretion adjust the Accounts Loan Formulas such that the amount of Revolving Accounts Loans that may be made available to Revolving Loan Borrowers shall be reduced by the amount of Revolving Accounts Loans then outstanding attributable to Revolving Loans made against the Net Amount of Eligible Fulfillment Contract Receivables repaid pursuant to Section 4(a) hereof. Adjustments to the Accounts Loan Formulas may be made only in respect of the Eligible Fulfillment Contract Receivables component and may be made until all Revolving Loans made against the Net Amount of Eligible Fulfillment Contract Receivables have been paid in full and the effective amount of Revolving Loans available in respect of Eligible Fulfillment Contract Receivables is $-0- pursuant to Section 4(a) hereof.

         (b) Upon implementation of the adjustments to the Accounts Loan Formulas under Section 6(a) hereof,

             (i) No more Revolving Accounts Loans consisting of Revolving Loans against the Net Amount of Eligible Fulfillment Contract Receivables shall be made available to any Borrowers.

             (ii) Section 2.1(a)(iv) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

             "(iv) [Intentionally Omitted]"

             (iii) Section 2.2(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

             "(j) Without limiting the foregoing lending sublimits, (i) the aggregate amount of Revolving Loans shall not at any one time outstanding exceed the Revolving Loan Limit for all Revolving Loan Borrowers and (ii) the aggregate amount of Revolving Accounts Loans for all Deferred Billing Borrowers, Installment Billing Borrowers and any other applicable Revolving Loan Borrowers shall not at any one time outstanding exceed $15,000,000. Lender shall have the right, from time to time, to establish and revise Revolving Accounts Loan sublimits for each Deferred Billing Borrower, Installment Billing Borrower and each other applicable Revolving Loan Borrower within the overall $15,000,000 sublimit applicable to all Revolving Accounts Loans."

         (c) Nothing contained in this Amendment shall in any way limit or affect Lender's rights or remedies to adjust the Accounts Loan Formulas for any reason, other than in connection with an Asset Sale Lending Adjustment to the extent provided in Sections 6(a) and (b) hereof, or limit or affect Lender's rights or remedies upon an Event of Default or Incipient Default.

     7.    Asset Sale Loan Availability Reserve.

         (a) Effective on the date of an Asset Sale Lending Adjustment, Lender may pursuant to Section 4(a) hereof apply a portion of the Net Proceeds from such Asset Sale to repay Obligations of Borrowers and Guarantors consisting of Revolving Loans. Lender shall then establish and maintain at all times thereafter an availability reserve in such amount against the amount of Revolving Loans and Letter of Credit Accommodations otherwise determined by Lender to be available to Revolving Loan Borrowers under the Loan Agreement and the other Financing Agreements (the "Asset Sale Reserve"); provided, that the amount of such Asset Sale Reserves shall not exceed $7,500,000 in the aggregate.

         (b) Lender agrees upon implementation of all of the Asset Sale Lending Adjustments to release $2,500,000 of the Asset Sale Reserve to the extent that Lender determines in its sole discretion the market value of the Real Property covered by the Mortgages as set forth in one or more new written appraisals delivered to Lender (collectively, the "Real Estate Appraisal"), are equal to or greater than market value of $17,000,000 based on a marketing time of six to twelve months in respect of the Real Property located in Roanoke, Virginia covered by the Mortgage by Hanover Realty in favor of Congress as set forth in the Appraisal dated December 10, 1999 by Richard Ellis, market value of $4,650,000 based on a marketing time of six to twelve months in respect of the Real Property located at 2929 Airport Road, LaCrosse, Wisconsin covered by the Mortgage by TCS Factory in favor of Congress as set forth in the Appraisal dated December 8, 1999 by Richard Ellis and $1,575,000 based on a marketing time of six to twelve months in respect of the Real Property located at 455 Park Plaza, LaCrosse, Wisconsin covered by the Mortgage by TCS Office in favor of Congress as set forth in the Appraisal dated December 8, 1999 by Richard Ellis. The Real Estate Appraisal shall be in form, scope and methodology acceptable to Lender, conducted by an appraiser acceptable to Lender and which is addressed to Lender or upon which Lender is expressly permitted to rely. The Real Estate Appraisal shall be in addition to any appraisals of the Real Property delivered pursuant to Section 6.15 of the Loan Agreement.

         (c) The availability reserve established in accordance with this
Section 7 is in addition to, and not in limitation of, all other existing availability reserves and the rights of Lender from time to time to establish other and further reserves against the availability of Revolving Loans and Letter of Credit Accommodations under the Loan Agreement and the other Financing Agreements, including, without limitation, the Special Asset Sale Reserve and the availability reserve in the amount of $500,000 established in accordance with Section 3 of the Eighteenth Amendment to Loan Agreement.

     8.    Special Asset Sale Loan Availability Reserve.

         (a) Effective on the date of an Asset Sale Lending Adjustment, in addition to any then existing availability reserves that may be in effect at such time, including, without limitation, any Asset Sale Reserve, Lender may establish and maintain an availability reserve against the amount of Revolving Loans and Letter of Credit Accommodations otherwise determined by Lender to be available to Revolving Loan Borrowers under the Loan Agreement and the other Financing Agreements in the amount equal to all or any portion of the Net Proceeds of such Asset Sale that Lender determines in good faith is equivalent at such time to the amount of any Asset Sale Lending Adjustment implemented pursuant to Section 5, 6 or 7 hereof (the "Special Asset Sale Reserve").

         (b) The Special Asset Sale Reserve may be established by Lender upon consummation of any Asset Sale in lieu of implementing any Asset Sale Lending Adjustments pursuant to Section 5, 6 or 7 hereof at the time such Asset Sale is consummated. Lender may from time to time release any Special Asset Sale Reserve upon implementation of any such Asset Sale Lending Adjustment pursuant to
Section 5, 6 or 7 hereof. Upon the implementation of all Asset Sale Lending Adjustments pursuant to Sections 5, 6 and 7 hereof, Lender agrees that any Special Asset Sale Reserve being maintained by Lender at such time shall be released.

         (c) The availability reserve established in accordance with this
Section 8 is in addition to, and not in limitation of, all other existing availability reserves and the rights of Lender from time to time to establish other and further reserves against the availability of Revolving Loans and Letter of Credit Accommodations under the Loan Agreement and the other Financing Agreements, including, without limitation, any Asset Sale Reserve and the availability reserve in the amount of $500,000 established in accordance with
Section 3 of the Eighteenth Amendment to Loan Agreement.

     9.    Effect of Certain Amendments to Financing Agreements.

         (a) Solely in connection with the right of Hanover to redeem, repurchase or retire the Series B Participating Preferred Stock as set forth in
Section 2 hereof, Lender agrees that any amendment or modification to the Loan Agreement and the other Financing Agreements after the date hereof that amends or modifies the definitions contained in Section 1 hereof, the terms and conditions in respect of any redemptions of the Series B Participating Preferred Agreements set forth in Section 2 hereof, the terms and conditions of any Asset Sales set forth in Section 3 hereof, the terms and conditions of the application of the proceeds set forth in Section 4 hereof, and the terms and conditions of the adjustments to the lending formulas set forth in Sections 5, 6, 7 and 8 hereof shall not apply to any rights of Hanover in respect of any redemption, repurchase, or retirement of the Series B Participating Preferred Stock permitted in this Amendment as in effect on the date hereof to the extent that any such amendment or modification would have the effect of making the conditions to the right of Hanover to redeem, repurchase or retire the Series B Participating Preferred Stock less favorable to the holders of the Series B Participating Preferred Stock than the terms as in effect on the date hereof.

         (b) Except as set forth in Section 9(a) hereof, nothing contained herein shall in any way limit or affect Lender's right to amend, modify, supplement, extend, renew, restate or replace any of the provisions of the Financing Agreements or the exercise of Lender's rights or remedies in accordance with the Financing Agreements, applicable law or otherwise. Lender is agreeing to the terms of this Section 9 solely as an accommodation to Borrowers and Guarantors and no other Person shall be, or be deemed to be a third party beneficiary of the provisions of this Amendment.

     10. Costs and Expenses. The per diem charge per person for periodic field examinations of the Collateral in clause (vi) of Section 9.2(a) of the Loan Agreement is hereby amended by replacing the amount "Six Hundred Dollars ($600)" with the amount "Seven Hundred Fifty Dollars ($750)".

     11.   Waiver of Event of Default.

         (a) Lender hereby waives, subject to the terms and conditions contained in this Amendment, the Event of Default arising under Section 7.1(j) of the Loan Agreement as a result of the cessation of NAR, directly or through its Subsidiaries, to be the direct or indirect beneficial owner of a sufficient number of issued and outstanding shares of Capital Stock of Hanover and its Subsidiaries on a fully diluted basis, to elect a majority of the members of the respective Boards of Directors of Hanover and each member of the Affiliated Borrower Group.

         (b) The waiver contained in Section 11(a) hereof is conditioned upon Lender obtaining, in form and substance satisfactory to Lender, an amendment to
Section 7.1(j) of the Loan Agreement by no later than January 21, 2002. Lender has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default, which may have occurred before the date hereof, or may be continuing on the date hereof or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described in Section 11(a) hereof or otherwise, other than the Event of Default described in Section 11(a) hereof. Lender reserves the right, in its discretion, to exercise its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described in Section 11(a) hereof or otherwise.

     12. Fees. In addition to all other fees, charges, interest and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Lender the following additional fees:

         (a) Borrowers shall pay to Lender, contemporaneously herewith, a closing fee in the amount of $375,000, which fee is fully earned as of the date hereof and may be charged into the loan account(s) of any Borrower.

         (b) Tranche B Term Loan Borrowers shall pay to Lender, contemporaneously herewith, a closing fee in the amount of $125,000, which fee is fully earned as of the date hereof and may be charged into the loan account(s) of any Tranche B Term Loan Borrower.

     13. Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Loans or Letter of Credit Accommodations by Lender to Borrowers:

         (a) This Amendment and each other agreement or instrument to be executed and delivered by each Borrower or Guarantor hereunder have been duly authorized, executed and delivered by all necessary action on the part of each of Borrower and each Guarantor which is a party hereto and thereto and, if necessary, their respective stockholders (with respect to any corporation) or members (with respect to any limited liability company), and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower and Guarantor, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor, as the case may be, enforceable against them in accordance with their terms.

         (b) No action of, or filing with, or consent of any governmental or public body or authority, and no consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and each other agreement or instrument to be executed and delivered pursuant to this Amendment.

         (c) Neither the execution and delivery of this Agreement or any other agreements, documents or instruments in connection therewith, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof has violated or shall violate any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, or does, or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or does or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor.

         (d) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         (e) After giving effect to the provisions of this Amendment, no Event of Default or Incipient Default exists or has occurred and is continuing.

         (f) Any event of default or default under any of the Series B Preferred Participating Preferred Agreements shall constitute an Event of Default under the Financing Agreements.

     14. Conditions Precedent. Concurrently with the execution and delivery hereof (except to the extent otherwise indicated below), and as a further condition to the effectiveness of this Amendment and the agreement of Lender to the modifications and amendments set forth in this Amendment:

         (a) Lender shall have received a photocopy of an executed original or executed original counterparts of this Amendment by facsimile (with the originals to be delivered within five (5) Banking Days after the date hereof), as the case may be, duly authorized, executed and delivered by Borrowers and Guarantors;

         (b) Lender shall have received, in form and substance satisfactory to Lender, Secretary's or Assistant Secretary's Certificates of Directors' Resolutions with Shareholders' Consent evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Borrowers and Guarantors that are corporations of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment; and

         (c) each of Borrowers and Guarantors shall deliver, or cause to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form reasonably acceptable to Lender.

     15. Effect of this Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.

     16. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

     17. Governing Law. The validity, interpretation and enforcement of this Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of New York, without regard to any principle of conflict of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

     18. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     19. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.


                                       CONGRESS FINANCIAL CORPORATION

                                       By:/s/ Janet Last
                                          ---------------------------

                                       Title: First Vice President
                                             ------------------------


                                       HANOVER DIRECT PENNSYLVANIA, INC.
                                       BRAWN OF CALIFORNIA, INC.
                                       GUMP'S BY MAIL, INC.
                                       GUMP'S CORP.
                                       LWI HOLDINGS, INC.
                                       HANOVER DIRECT VIRGINIA INC.
                                       HANOVER REALTY, INC.
                                       THE COMPANY STORE FACTORY, INC.
                                       THE COMPANY OFFICE, INC.
                                       KEYSTONE INTERNET SERVICES, INC.
                                       TWEEDS, LLC
                                       SILHOUETTES, LLC
                                       HANOVER COMPANY STORE, LLC
                                       DOMESTICATIONS, LLC

                                       By: /s/ Brian Harriss
                                           ---------------------------------

                                       Title: Vice President
                                              ------------------------------

By their signatures below, the
undersigned Guarantors acknowledge
and agree to be bound by the
applicable provisions of this
Amendment:

HANOVER DIRECT, INC.

By: /s/ Brian Harriss
    --------------------------------

Title: EVP & Chief Financial Officer
       -----------------------------



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AMERICAN DOWN & TEXTILE COMPANY
D.M. ADVERTISING, INC.
SCANDIA DOWN CORPORATION
KEYSTONE LIQUIDATIONS, INC.
HANOVER HOME FASHIONS GROUP, LLC
KITCHEN & HOME, LLC
DOMESTICATIONS KITCHEN & GARDEN, LLC
ENCORE CATALOG, LLC
CLEARANCE WORLD OUTLETS, LLC
SCANDIA DOWN, LLC
ERIZON, INC.
HANOVER BRANDS, INC.
ERIZON.COM, INC.
LA CROSSE FULFILLMENT, LLC
SAN DIEGO TELEMARKETING, LLC

By: /s/ Brian Harriss
    --------------------------------

Title: Vice President
       -----------------------------